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Annuity
Endorsement

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This endorsement is made a part of the annuity contract to which it is attached.
It changes certain terms and provisions of this contract.

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The Annuity Contract

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Delete:

What is the entire contract?

This contract form and the copy of the application attached to it are the entire contract between you and us.

No one except one of our corporate officers (President, Vice President, Secretary, or Assistant Secretary) can change or waive any of our rights or requirements under the contract. That person must do so in writing. None of our agents or other persons has the authority to change or waive any of our rights or requirements under the contract.

In issuing this contract, we have relied upon the application. The statements contained in the application are considered representations and not warranties. No statements made in connection with the application will be used by us to void the contract or to deny a claim unless that statement is part of the application.

Replace with:

What is the entire contract?

This contract form is the entire contract between you and us.

No one except one of our corporate officers (President, Vice President, Secretary, or Assistant Secretary) can change or waive any of our rights or requirements under the contract. That person must do so in writing. None of our agents or other persons has the authority to change or waive any of our rights or requirements under the contract.

Delete:

What if the annuitant's birthdate or sex has been misstated?

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If the  annuitant's  birthdate or sex has been  misstated,  payments  under this contract will be based on what would have been provided at the correct birthdate and sex. Any underpayments made by us will be made up immediately. Any overpayments made by us will be subtracted from the future payments.

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What if benefits are based on incorrect data?

If the amount of benefits is determined by data as to a person's age or sex that is incorrect, benefits will be recalculated on the basis of the correct data. Any underpayments made by us will be made up immediately. Any overpayments made by us will be subtracted from the future payments.

This endorsement is issued and executed as of the contract date.

IDS Life Insurance Company

Secretary

/s/ William A. Stoltzmann
    William A. Stoltzmann

30379                                                                    (7/96)